SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐     Preliminary Proxy Statement

☐     Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to § 240.14a-12

SEGUE SOFTWARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SEGUE SOFTWARE, INC.

201 Spring Street
Lexington, Massachusetts 02421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 7, 2004

To the Stockholders of Segue Software, Inc.

      NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Segue Software, Inc., a Delaware corporation (the “Company”), will be held on Monday, June 7, 2004 at 10:00 a.m. at the offices of the Company at 201 Spring Street, Lexington, Massachusetts 02421, for the following purposes:

1.	To elect six members to the Board of Directors to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To consider and act upon a proposal to approve an amendment to the Company’s 1996 Employee Stock Purchase Plan, as amended;

3.	To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP, as the Company’s independent public accountants for the fiscal year ending December 31, 2004; and

4.	To consider and act upon any other matters that may be properly brought before the Annual Meeting and any adjournment or postponements thereof.

      Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

      The Board of Directors has fixed the close of business on May 7, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record of the Company’s common stock, par value $.01 per share, Series B Preferred Stock, par value $.01 per share, and Series C Preferred Stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting at the Company’s offices at 201 Spring Street, Lexington, Massachusetts.

      All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed pre-addressed, postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy.

Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of the Board of Directors

JEFFREY C. HADDEN
Secretary

Lexington, Massachusetts

April 29, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

PROPOSAL 1: ELECTION OF DIRECTORS
INFORMATION REGARDING DIRECTORS AND OFFICERS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
STOCK PERFORMANCE GRAPH
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2: APPROVAL OF THE STOCK PURCHASE PLAN AMENDMENT
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

SEGUE SOFTWARE, INC.

201 Spring Street
Lexington, Massachusetts 02421

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 7, 2004

April 29, 2004

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Segue Software, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at its 2004 Annual Meeting of Stockholders to be held at the Company’s offices at 201 Spring Street, Lexington, Massachusetts 02421, on Monday, June 7, 2004 at 10:00 a.m., and any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked (i) to vote upon the election of six members of the Board; (ii) to consider and act upon a proposal to approve an amendment (the “Stock Purchase Plan Amendment”) to the Company’s 1996 Employee Stock Purchase Plan, as amended (the “Stock Purchase Plan”); (iii) to consider and act upon a proposal to ratify the appointment of Grant Thornton LLP, as the Company’s independent public accountants for the fiscal year ending December 31, 2004; and (iv) to consider and act upon any other matters properly brought before them.

      This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to the stockholders of the Company on or about May 7, 2004. The Board has fixed the close of business on May 7, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Only stockholders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), Series B Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”), and Series C Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock held by them. Holders of the Company’s Series B Preferred Stock as of the close of business on the Record Date will be entitled to vote on an as-converted basis, which results in such holders being entitled to one vote per share of Series B Preferred Stock held by them on such date. Holders of the Company’s Series C Preferred Stock as of the close of business on the Record Date will be entitled to vote on an as-converted basis, which results in such holders being entitled to one vote per share of Series C Preferred Stock held by them on such date. As of April 1, 2004, there were 9,889,931 shares of Common Stock, 819,657 shares of Series B Preferred Stock and 507,880 shares of Series C Preferred Stock outstanding and entitled to vote at the Annual Meeting.

      The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock (including the Series B Preferred Stock and Series C Preferred Stock on an as-converted basis) outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. The Company’s By-laws (the “By-laws”) provide that the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting is sufficient to approve each proposal, other than the election of directors. Based on the foregoing, abstentions and broker non-votes will have no impact on the outcome of the proposals. The election of directors shall be determined by a plurality of votes cast. Abstentions and broker non-votes will be disregarded in determining the “votes cast” for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

      Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed, postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the six nominees for director of the Company named in this Proxy Statement; FOR the proposal to approve the Stock Purchase Plan Amendment; and FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If any other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

      A stockholder of record may revoke his or her proxy at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. A stockholder of record who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. The presence (without further action) of a stockholder at the Annual Meeting will not constitute a revocation of a previously given proxy.

      The Company’s 2003 Annual Report to Stockholders (the “Annual Report”), including financial statements for the fiscal year ended December 31, 2003, is being mailed to stockholders with this Proxy Statement, but does not constitute a part hereof.

PROPOSAL 1: ELECTION OF DIRECTORS

      The By-Laws provide for the Company’s business to be managed by or under the direction of the Board. The directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified. Edmund F. Kelly, who is currently serving as a director, has informed the Company that due to competing demands on his time he will not stand for re-election as a director of the Company. As a result, on March 22, 2004, in connection with the Annual Meeting, the Board voted to reduce the size of the Board to six directors effective as of the Annual Meeting and nominated Joseph K. Krivickas, John R. Levine, Howard L. Morgan, Robert W. Powers, Jr., Jyoti Prakash and James H. Simons to serve as directors (the “Nominees”). Each of the Nominees is currently serving as a director of the Company. The Board anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend. The Board will consider a nominee for election to the Board recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the By-laws. See “Other Matters — Stockholder Proposals” for a summary of these requirements.

Vote Required For Approval

      A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

Recommendation

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS OF THE COMPANY.

INFORMATION REGARDING DIRECTORS AND OFFICERS

      The following biographical descriptions set forth certain information with respect to the Nominees for election as directors at the Annual Meeting and the executive officers who are not directors, based on information furnished to the Company by each director and officer. The following information is as of April 1, 2004.

Nominees for Election as Directors

      Joseph K. Krivickas has served as President, Chief Executive Officer and as a director of the Company since September 8, 2003. Prior to joining the Company, Mr. Krivickas served as President and Chief Executive Officer of iPhrase Technologies, an enterprise software company, from December 2001 to September 2003. From November 2001 to December 2001, Mr. Krivickas was an Executive in Residence at Charles River Ventures, a private equity firm. From January 2001 to October 2001, Mr. Krivickas served as General Manager of Hewlett Packard’s Middleware Software Division and HP Bluestone. From May 1999 to January 2001, Mr. Krivickas was Senior Vice President of Sales and then Chief Operating Officer, Office of the President, at Bluestone Software, a middleware software company. He is 41 years old.

      Dr. John R. Levine has been a director of the Company since 1992. Since 1991, Dr. Levine has been employed by I.E.C.C., an Internet and computer services consulting company. Dr. Levine is a Director of Whitehat.com, a subsidiary of American Computer Group and a Trustee of the Village of Trumansburg, New York. He is 50 years old.

      Dr. Howard L. Morgan has been a director of the Company since 1992. Since June 1989, Dr. Morgan has been the President of The Arca Group, Inc., a high technology consulting and investment management firm and since January 1999 he has also been a Vice Chairman of IdeaLabs, an Internet company incubator. Dr. Morgan serves on the board of directors of the following publicly held companies: Franklin Electronic Publishers, Inc. and Unitronix Corp. He is 58 years old.

      Robert W. Powers, Jr. has been a director of the Company since June 2000. Since 1999, Mr. Powers has worked at Applied Value, an international management consultancy firm, and was one of the original founders of the firm. From 1982 through 1999, Mr. Powers served in a variety of roles at Arthur D. Little including Vice President of Finance and Operations for Arthur D. Little’s North American business and previously held a similar role for Arthur D. Little’s European operations. Mr. Powers serves as Chairman of the Board of Directors of Utix Group, Inc., a public company. He is 50 years old.

      Jyoti Prakash has been a director of the Company since March 2000. Mr. Prakash serves as President of Carlisle West Associates, a privately held California technology consulting company. From August 2000 to June 2001, Mr. Prakash served as President, Chief Executive Officer, and Director of Vision Planner Inc., a privately held California software company. From June 1999 through August 2000, Mr. Prakash served as Senior Vice President and General Manager of Product Development at Segue Software, Inc. Prior to joining Segue, Mr. Prakash served as Vice-President of Engineering at MediaWay, Inc., an e-commerce software company, from June 1997 to June 1999. He is 60 years old.

      Dr. James H. Simons has been Chairman of the Board since 1992 and a director since 1988. Since 1982, Dr. Simons has been the President and Chairman of Renaissance Technologies Corp. Dr. Simons also is a member of the board of directors of the following publicly held companies: Franklin Electronic Publishers, Inc. and Symbol Technologies. He is 66 years old.

Executive Officers Who Are Not Directors

      Joseph J. Friscia has served as Executive Vice President, Sales and Marketing of the Company since January 20, 2004. Previously, Mr. Friscia was Executive Vice President and General Manager of Pegasystems’ (NASDAQ:PEGA) Applications Business where he successfully managed business units responsible for direct sales, professional services, support, and product management. Having joined Pegasystems within a year of its founding in 1983, Mr. Friscia played a major role in growing the business to over $90 million in sales, opening several vertical markets worldwide, and overseeing the implementation of numerous large-scale service solutions. Prior to his tenure at Pegasystems, he launched and managed large transaction processing systems as a Money Transfer Operations Manager with Bankers Trust Company and J. Henry Schroeder Bank and Trust Company. He is 49 years old.

      André Pino has served as Chief Marketing Officer of the Company since January 12, 2004. Mr. Pino’s career spans 24 years in marketing, sales and product development for pioneering software companies. Most recently, Mr. Pino was Senior Vice President of Marketing at iPhrase Technologies, Inc., a search and customer interaction software vendor. While at iPhrase, Mr. Pino guided the development of its marketing strategy and managed marketing operations. Formerly he was Marketing General Manager of Hewlett-Packard’s Middleware Division with overall responsibility for its marketing strategy, operations, and channel partner programs. Before joining HP, Mr. Pino was Senior Vice President of Marketing at Bluestone Software, Inc. where he helped drive the company’s growth until its acquisition by Hewlett-Packard for $486 million. Earlier in his career, Mr. Pino held marketing positions at Unisys Corp. and was instrumental in launching Unisys’ e-Business Programs. He is 50 years old.

      Douglas Zaccaro, CPA, CMA joined the Company in May 1999 and has served as Chief Financial Officer and Treasurer of the Company since March 2000. From May 5, 2003 to September 7, 2003, Mr. Zaccaro served as acting Co-Chief Executive Officer. From February 2000 to March 2000, Mr. Zaccaro served as Vice President and Corporate Controller and Acting Chief Financial Officer of the Company, after serving as Vice President and Corporate Controller from January 2000 to February 2000, and Corporate Controller from May 1999 to December 1999. Mr. Zaccaro served as a consultant to the Company, providing Controller services from April 1999 until May 1999 when he joined the Company as Corporate Controller. Prior to that, Mr. Zaccaro was Vice President of Finance and Administration at Aranex Corporation (formerly IDEAssociates/ IDE Corporation) from June 1996 to June 1998, and was Controller at Aranex Corporation from March 1992 to June 1996. He is 55 years old.

Meetings and Committees of the Board of Directors

      Meeting Attendance. During the year ended December 31, 2003, the Board held eight meetings, the Audit Committee of the Board held five meetings and the Compensation Committee of the Board did not hold any formal meetings. The Compensation Committee of the Board met informally and took action through written consents in lieu of meetings. Each director attended at least 75% of the total number of meetings of the Board and the committees of the Board of which such person was a member, except for Edmund F. Kelly, who attended 62.5% (five out of eight) of such meetings of the Board. The Company does not have a policy requiring that all Board members attend its annual meeting of stockholders. In 2003, several but not all Board members attended the annual meeting of stockholders.

      Nominating and Corporate Governance Committee. The Board has not established a Nominating and Corporate Governance Committee. Currently, Edmund F. Kelly, John R. Levine, Howard L. Morgan, Robert W. Powers, Jr., Jyoti Prakash and James H. Simons, each of whom is “independent” as defined in Rule 4200(a)(15) under the Marketplace Rules of the National Association of Security Dealers, Inc. (the “Nominating Directors”), are fulfilling the role of a nominating committee. The Nominating Directors are responsible for identifying individuals qualified to become directors of the Company, consistent with criteria approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of stockholders. The Independent Directors are also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, periodically reviewing such guidelines and recommending any changes thereto, and overseeing the evaluation of the Board and management. While no formal charter has been adopted, the current process for identifying and evaluating nominees for the Board is as follows:

•	The Nominating Directors will review and consider director candidates who have been recommended by stockholders of the Company in compliance with the procedures set forth in the By-laws. Stockholders submitting candidates for consideration by the Nominating Directors should submit such nominations in writing to the Chief Financial Officer of the Company and should follow the timing, informational and other requirements regarding stockholder nominations set forth in section 7 of Article I of the By-laws.

•	The Nominating Directors may solicit recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third party search firms, or any other source it deems appropriate.

•	The Nominating Directors will review and evaluate the qualifications of any such proposed director candidate, and conduct inquiries it deems appropriate.

•	The Nominating Directors will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate.

•	In identifying and evaluating proposed director candidates, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

      The Nominating Directors must be satisfied that each Nominating Directors-recommended nominee meets the following minimum qualifications:

•	The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

      Compensation Committee. The Board has established a Compensation Committee, which during the year ended December 31, 2003 did not hold any formal meetings, but met informally and took action through written consents in lieu of such formal meetings during such period. The current members of the Compensation Committee are Dr. Simons and Dr. Morgan, who are both non-employee directors and are independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Compensation Committee reviews, approves and makes recommendations on the Company’s compensation policies, practices and procedures. The Compensation Committee also administers the Company’s 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan (the “1996 Option Plan”), the Company’s 1998 Employee Stock Option and Grant Plan (the “1998 Option Plan”) and the Stock Purchase Plan. In administering the 1996 Option Plan and 1998 Option Plan, the Compensation Committee determines the options to be issued to eligible persons under the respective Option Plan and prescribes the terms and provisions of such options. In addition, the Compensation Committee construes and interprets each of the 1996 Option Plan and 1998 Option Plan and issuances thereunder, and establishes, amends and revokes rules and regulations for administration of the each of the Option Plans.

      Independent Committee. During 2001, the Board established an Independent Committee. The purpose of the Independent Committee is to review various funding and strategic alternatives with management and to report periodically to the Board. The current members of the Independent Committee are Robert W. Powers, Jr., Chairman, John R. Levine and Jyoti Prakash. The Independent Committee is presently inactive.

      Audit Committee. The Board has established an Audit Committee, which met a total of five times in the year ended December 31, 2003. The current members of the Audit Committee are Dr. Levine, Dr. Morgan, who serves as Chairman, and Mr. Powers. No member of the Audit Committee is an employee of the Company and each is “independent” as defined in Rule 4200(a)(15) under the Marketplace Rules of the National Association of Security Dealers, Inc. The Board has determined that Dr. Morgan and Mr. Powers qualify as “audit committee financial experts” and each is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities and Exchange Act of 1934, as amended. The Audit Committee directly engages the Company’s independent accountants, reviews annual and quarterly financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. On March 22, 2004, the Board adopted an amended and restated charter for the Audit Committee. Attached as Exhibit A, is a true, correct and complete copy of the Amended and Restated Audit Committee Charter.

Report of the Audit Committee

      During the year ended December 31, 2003, the Audit Committee:

•	Reviewed and discussed the audited financial statements with the management of the Company;

•	Discussed with Grant Thornton LLP, the Company’s independent auditors, the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380); and

•	Received from Grant Thornton LLP, the Company’s independent auditors, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee) and discussed with Grant Thornton LLP the matters disclosed in this letter and their independence from the Company;

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

      The information contained in this Audit Committee Report shall not be deemed “soliciting material” or be deemed “filed” with the Securities Exchange Commission nor incorporated by reference into any other filing, in each case to the extent permitted by the rules and regulations of the Securities Exchange Commission.

By the Members of the Audit Committee

Dr. John R. Levine
Dr. Howard L. Morgan, Audit Committee Chairman
Robert W. Powers, Jr.

Independent Public Accountants

      The Audit Committee and the Board each recommend that the stockholders ratify the selection of Grant Thornton LLP as the Company’s independent accountant for the fiscal year ending December 31, 2004. The Company expects that representatives of Grant Thornton LLP will be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions. During the year ended December 31, 2003, Grant Thornton LLP provided various audit, audit-related, tax and non-audit services to the Company. The Audit Committee has adopted policies and procedures which require the Audit Committee to pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit related services (other than non-audit services prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended, or the applicable rules of the Securities Exchange Commission or the Public Company Accounting Oversight Board) to be provided to the Company by the independent accountant. Provided, however, the pre-approval requirement is waived with respect to non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. For the fiscal years ended December 31, 2003 and 2002, the Company was billed the following fees for professional accounting services:

Fees Billed by Independent Auditors

	2003	2002

Audit Fees (including reviews of financial statements included in Form 10-Q’s)	$194,922	$158,000
Audit-Related Fees	$9,323	$0
Tax Fees	$40,000	$38,000
All Other Fees, which were primarily related to foreign subsidiaries and benefit plans	$93,509	$71,454

      The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors’ independence.

Certain Transactions

      On January 1, 2003, the Company had an outstanding loan to Stephen B. Butler, former Chief Executive Officer of the Company, in a principal amount of $322,558.19 and accrued interest thereon of $11,642.16. The entire amount of such loan has been repaid to the Company.

      On October 21, 2003, the Company, Dr. Howard L. Morgan, a director of the Company, and S-7 Associates LLC, a company managed by the Chairman of the Board, Dr. James H. Simons (“S-7 Associates”), signed an agreement under which S-7 Associates and Dr. Morgan purchased an aggregate of 166,667 shares of the Company’s Series C Preferred Stock in consideration for a payment of $500,001. The Series C Preferred Stock is senior to common stock as to dividend and liquidation rights and is convertible at the option of the holder into shares of common stock on a one-for-one basis, subject to adjustment upon the occurrence of certain transactions. The holders of the Series C Preferred Stock are entitled to vote together as a single class with the holders of the Common Stock on an as-converted basis. Dividends on the Series C Preferred Stock are 12% per annum and will be paid-in-kind semiannually. The Series C Preferred Stock is callable by the Company on or after October 31, 2005 at 133% of its face value (“Liquidation Preference”). If there is a sale of all or substantially all of the Company’s assets or equity, the Series C Preferred Stock can be redeemed at the Liquidation Preference or converted to common stock. Pursuant to a registration rights agreement, the Company has agreed, subject to certain limitations, to register, under the Securities Act of 1933, the resale of common stock into which the Series C Preferred Stock may be converted. The demand registration rights expire on November 24, 2008. As of April 1, 2004, the total outstanding shares of Series C Preferred Stock, including dividend shares, were 507,880.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      Directors. Effective April 1, 2002, each non-employee director receives a meeting fee of $250 for each meeting of the Board attended and a meeting fee of $250 for each committee meeting attended which is held on a day other than a full meeting of the Board. All non-employee directors are reimbursed for travel and other related expenses incurred in attending meetings of the Board or meetings of any of the committees of the Board. Pursuant to the 1996 Option Plan, each non-employee director who becomes a member of the Board after April 2, 1996 receives a non-qualified stock option to purchase up to 12,000 shares of Common Stock, which option will vest over three years with 2,000 shares vesting after an initial six months of service and 1,000 shares vesting every three months thereafter assuming such non-employee director continues to serve on the Board.

      Commencing April 1, 2002, each non-employee director receives on April 1 of each year, a non-qualified stock option at market price to purchase up to $30,000 worth of stock. The number of options granted is determined by dividing $30,000 by the fair market value of the common stock on the date of grant (subject to a maximum of options to purchase 15,000 shares and a minimum grant of options to purchase 4,000 shares). The options vest over one year, with fifty percent (50%) of the options vesting six months after grant and the remaining fifty percent (50%) vesting one year after grant, or earlier upon a change in control of the Company, as defined in the Company’s Change in Control Plan.

      Effective April 1, 2002 (or thereafter as of each April 1 as determined by the Board), each non-employee director who serves on a committee established by the Board shall be granted $7,500 worth of stock options at market price, which will be converted to options by dividing $7,500 by the fair market value of the stock as of the date of grant April 1, 2002, (or thereafter as of each April 1 as applicable) with a minimum of 1,000 options and a maximum of 3,750 options. The options will vest cumulatively over one year, with fifty percent (50%) of the options vesting six months after grant and fifty percent (50%) vesting one year after grant, or earlier upon a change in control as defined in the Company’s Change in Control Plan. The Company does not issue any such stock options to the extent a committee of the Board is inactive.

      Executive Officers. The following table provides certain information for the fiscal years ended December 31, 2003, 2002, and 2001 concerning compensation awarded to, earned by or paid to the four individuals who served as the Company’s Chief Executive Officer during the year ended December 31, 2003 and each of the two other most highly compensated persons who were serving as executive officers of the Company as of December 31, 2003 (collectively, the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
				Compensation
				Awards
		Annual Compensation
				Securities
			Commissions	Underlying	All Other
Name and Principal Positions(s)	Year	Salary	and Bonuses	Options	Compensation

Joseph K. Krivickas(1)	2003	$78,686	—	420,000	—
President and	2002	—	—	—	—
Chief Executive Officer	2001	—	—	—	—
Stephen B. Butler(2)	2003	$135,751	—	150,000	—
Former President and	2002	308,750	—	100,000	—
Chief Executive Officer	2001	322,813	—	29,063	—
Samuel J. Gallo(3)	2003	$173,906	—	60,000	$196,052
Former Senior Vice President, Secretary	2002	166,250	$5,000	10,000	—
and General Counsel	2001	170,625	15,000	17,188	—
Alexander M. Levi(4)	2003	$192,627	$33,902	4,000	$198,814
Former Senior Vice President,	2002	180,500	54,104	5,000	—
International Sales	2001	185,250	62,939	12,375	—
Gary Stickel(5)	2003	$127,383	$78,717	4,000	$128,178
Former Senior Vice President,	2002	120,840	46,229	10,000	—
Human Resources	2001	124,233	—	21,590	—
Douglas Zaccaro(6)	2003	$174,579	—	75,000	—
Chief Financial Officer	2002	159,127	5,000	12,500	—
and Treasurer	2001	155,171	15,000	42,000	—

(1)	Mr. Krivickas joined the Company as Chief Executive Officer on September 8, 2003.

(2)	Mr. Butler resigned as Chief Executive Officer on May 5, 2003. Upon his resignation, Mr. Butler also received $2,366 in unused vacation pay.

(3)	Mr. Gallo joined the Company in December 2000. From May 5, 2003 until September 7, 2003, Mr. Gallo served as acting Co-Chief Executive Officer. Mr. Gallo resigned from the Company on December 31, 2003. Other compensation includes $196,052 paid as severance.

(4)	Mr. Levi joined the Company in December 1997 and resigned from the Company on December 31, 2003. Other compensation includes $198,814 paid as severance pay.

(5)	Mr. Stickel joined the Company in March 1999 and resigned from the Company on December 31, 2003. Other compensation includes $128,178 paid as severance pay.

(6)	Mr. Zaccaro joined the Company in May 1999. From May 5, 2003 until September 7, 2003, Mr. Zaccaro served as acting Co-Chief Executive Officer. Mr. Zaccaro currently serves as Chief Financial Officer and Treasurer of the Company.

      Option Grants in Last Fiscal Year. The following table sets forth information regarding stock options granted to each of the Named Executive Officers during the year ended December 31, 2003 to purchase shares of the Company’s Common Stock. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on the future performance of the Common Stock.

Option Grants In Last Fiscal Year

		Percent of			Potential Realizable Value
	Number of	Total			at Assumed Annual Rates
	Securities	Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term(2)
	Options	Employees in	Base Price	Expiration
	Granted(1)	Fiscal Year	Per Share	Date	5%	10%

Joseph K. Krivickas	420,000 (3)	40.82%	$2.44	9/08/13	$719,746	$1,753,098
Stephen B. Butler	150,000	14.58%	$2.50	4/4/08	$51,916	$163,716
Samuel J. Gallo	25,000	2.43%	$2.50	4/4/08	$8,653	$27,286
	35,000	3.40%	$2.44	9/16/13	$71,381	$164,248
Alexander M. Levi	1,500	.15%	$2.50	4/4/08	$519	$1,637
	2,500	.24%	$2.50	5/30/08	$1,631	$3,695
Gary Stickel	1,500	.15%	$2.50	4/4/08	$519	$1,637
	2,500	.24%	$2.50	5/30/08	$1,631	$3,695
Douglas Zaccaro	40,000	3.89%	$2.50	4/4/08	$13,844	$43,657
	35,000	3.40%	$2.44	9/16/13	$71,381	$164,248

(1)	The options become exercisable over a four-year period as follows: 1/8th of the number of options on the six month anniversary of the grant date and 1/48th of the original number of options every month thereafter. The options are subject to the employee’s continued employment. The options terminate ten years after the grant date, subject to earlier termination in accordance with the Option Plan and the applicable agreement. Each of the Named Executive Officers has an arrangement that provides for the acceleration of the vesting of options held by such officer in the event that such officer’s employment with the Company or any successor entity is terminated either by the Company without cause (as defined) or by the officer for good reason (as defined) within the first year after a change in control (as defined) of the Company.

(2)	The amounts shown as potential realizable value illustrate what might be realized upon exercise immediately prior to expiration of the option term using the 5% and 10% appreciation rates established in regulations of the Securities and Exchange Commission, compounded annually. The potential realizable value is not intended to predict future appreciation of the price of the Company’s Common Stock. The values shown do not consider non-transferability, vesting or termination of the options upon termination of employment.

(3)	In addition to the Company’s standard arrangement regarding the acceleration of the vesting of options held by Named Executive Officers, Mr. Krivickas has an arrangement that provides that 50% of the then-unvested options held by Mr. Krivickas will become exercisable upon a change of control (as defined) of the Company.

      Option Exercises and Year-End Holdings. The following table sets forth the shares of Common Stock acquired and the value realized upon exercise of stock options during the year ended December 31, 2003 by each of the Named Executive Officers and certain information concerning stock options held by the Named Executive Officers as of December 31, 2003.

Aggregate Option Exercise in Last Fiscal Year and Year-End Option Values

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money Options at
	Acquired		Options at Fiscal Year-End	Fiscal Year-End(1)
	on	Value
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Joseph K. Krivickas	—	—	0/420,000	$0/$25,000
Stephen B. Butler	9,896	$11,156	0/0	—
Samuel J. Gallo	—	—	71,337/44,741	$10,662/$0
Alexander M. Levi	—	—	100,466/25,409	$8,132/$0
Gary Stickel	—	—	52,277/19,463	$8,246/$0
Douglas Zaccaro	—	—	108,753/94,747	$10,720/$13,330

(1)	Based on the fair market value of the Common Stock of $2.50 per share, the price of the last reported trade of the Common Stock on the NASDAQ Small Cap Market on December 31, 2003, less the option exercise price per share. Options are in-the-money if the fair market value of the shares covered thereby is greater than the option exercise price.

Employment Contracts and Change of Control Arrangements

      Each of the Named Executive Officers has entered into a non-competition, non-solicitation, non-disclosure and assignment of inventions agreement with the Company (the “Employment Agreement”), which restricts such officer from competing with the Company and from soliciting, diverting or attempting to solicit or divert any customers or employees of the Company during the term of the officer’s employment and for one year after termination of such employment. Each Employment Agreement also obliges the applicable Named Executive Officer not to reveal any trade secrets or confidential information of the Company during the term of the officer’s employment and for five years after termination of such employment. The Employment Agreement requires the Named Executive Officers to assign to the Company all right and interest in any intellectual property related to the business of the Company and developed by the officer during the term of the officer’s employment with the Company.

      In February 1998, the Board adopted a policy that provides for the payment of severance benefits to, and the acceleration of the vesting of stock options held by, certain executive officers of the Company, including certain of the Named Executive Officers, in the event that such officer’s employment with the Company or any successor entity is terminated either by the Company without cause (as defined) or by the officer for good reason (as defined) within the first year after a change in control (as defined) of the Company. In addition to the Company’s standard arrangement regarding the acceleration of the vesting of options held by Named Executive Officers, Mr. Krivickas has an arrangement that provides that 50% of the then-unvested options held by Mr. Krivickas will become exercisable upon a change of control (as defined) of the Company.

      Each of the Named Executive Officers has an arrangement that provides for the payment of one year of salary plus benefits in the event the Named Executive Officer’s employment is terminated without cause. The Company is currently making such payments to each of Messrs. Gallo, Levi and Stickel in connection with the termination of their employment with the Company on December 31, 2003.

      On May 5, 2003, the Board approved a modified 2003 Executive Bonus Plan for Samuel J. Gallo and Douglas Zaccaro (the original plan approved on October 28, 2002, included Stephen B. Butler, former Chief Executive Officer). Under the Plan, the following bonuses are accrued during 2004 and will be paid in January of 2005 based on the pre-tax income earned by the Company during fiscal 2004:

	0 – $2.5 million	$2.5 million – $5.0 million	Greater than $5.0 million
	Pre-Tax Income	Pre-Tax Income	Pre-Tax Income

Samuel J. Gallo(1)	2.5%	825%	1.65%
Douglas Zaccaro	2.5%	825%	1.65%

(1)	In connection with the departure of Mr. Gallo from the Company, pursuant to a Settlement Agreement, dated January 16, 2004 and effective as of December 31, 2003, Mr. Gallo has agreed not to receive any bonus that may have been due under the Company’s 2003 Executive Bonus Plan.

      Under the Company’s modified 2003 Executive Bonus Plan, in the event of a change of control (as defined) of the Company, a bonus will be paid on a pro rata basis through the end of the quarter in which such change of control occurred and will be based on the yearly pre-tax income for the 2004 quarterly-based budgeted financial plan that is approved by the Board. Mr. Krivickas is entitled to receive a $200,000 guaranteed bonus in connection with his first year of employment with the Company, which bonus is payable by the Company in three equal installments on January 31, 2004, May 31, 2004 and September 30, 2004 and is contingent on Mr. Krivickas’ continued service to the Company.

STOCK PERFORMANCE GRAPH

      The following graph provides a comparison of cumulative total stockholder return for the five-year period from January 1, 1999 through December 31, 2003, among the Company, the NASDAQ Stock Market-US and Foreign Companies Index (the “NASDAQ-Index”) and the Center for Research in Security Prices (“CRSP”) Computer and Data Processing Stocks Index (the “Peer Group Index,” an index of NASDAQ Market traded companies (both domestic and foreign) with Standard Industrial Classification Code Numbers from 7370 to 7379). The Stock Performance Graph assumes an investment of $100 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for this graph was provided to the Company by CRSP.

Comparison of Five Year-Cumulative Total Returns

Performance Graph for
Segue Software, Inc.
Produced on 04/12/2004 including data to 12/31/2003

      Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

12656	©Copyright 2004

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

      The Compensation Committee of the Board consists of Dr. Simons, Chairman, and Dr. Morgan. Dr. Simons and Dr. Morgan are both non-employee directors and are independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc.

      The Compensation Committee establishes salaries, incentives and other forms of compensation for the Chief Executive Officer of the Company and administers the incentive compensation and benefit plans of the Company. These plans include the 1996 Option Plan, the 1998 Option Plan and the Stock Purchase Plan. The members of the Compensation Committee have prepared the following report on the Company’s executive compensation policies and philosophy for the year ended December 31, 2003.

General

      The Compensation Committee (the “Committee”) of the Board is composed of two independent outside directors who generally meet twice a year. There are no insiders on the Committee and there are no Committee members with interlocking relationships with the Company. The Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) of the Company are invited to attend and participate in Committee meetings from time to time, except when their compensation is being discussed. The Committee reviews and recommends to the full Board all compensation, incentive payments and options for the CEO. The CEO makes recommendations to the Committee regarding compensation incentive payments and options for all other executive officers and for any incentive bonuses for all other employees. Base pay, discretionary year-end bonus payments and commission payments to sales employees are determined by the CEO in conjunction with other members of the management team. The Compensation Committee considers the CEO’s recommendations, approves or revises them, and submits its conclusions to the Board. The Board has final authority regarding executive compensation and any incentive bonus compensation for all employees.

Compensation Philosophy

      In recognition that the recruitment of personnel in the computer software industry is highly competitive, the Company’s compensation policies, both for executive and non-executive employees, are structured to attract and retain highly skilled technical, marketing, sales and management personnel. The Committee and the Board believe that the compensation of the Company’s executive officers should be significantly influenced by the Company’s performance. Accordingly, the Company’s practice has been to establish base cash salaries at levels deemed appropriate by the Committee based on historic Company compensation levels and the Committee’s experience and knowledge as to compensation levels at other companies. In assessing compensation levels, the Committee has periodically reviewed industry specific compensation surveys and consulted with the Company’s Human Resources Department.

      The Company also maintains the 1996 and 1998 Option Plans to provide long-term incentives to maximize stockholder value by rewarding employees for the long-term appreciation of the Company’s share price. Stock options are typically subject to vesting over a four-year period. Generally, option grants are made to employees in connection with their initial hire. The Board also approves option grants in connection with a significant change in responsibilities, as a reward for outstanding performance, and to provide incentives for continued employment. The number of shares subject to each stock option granted is based on anticipated future contribution and the ability of the individual to affect corporate results.

      The total compensation for the Named Executive Officers is described in this Proxy Statement starting on page 8 and the compensation for Mr. Krivickas, Mr. Zaccaro, Mr. Gallo and Mr. Butler is also discussed below.

Compensation of the Chief Executive Officer

      Joseph K. Krivickas, currently the Chief Executive Officer of the Company, joined the Company on September 8, 2003 and received base salary payments of $78,686 from the Company for the fiscal year ended December 31, 2003, on the basis of an annualized salary of $250,000. Mr. Krivickas is also entitled to receive a $200,000 guaranteed bonus in connection with his first year of employment with the Company, which bonus is payable by the Company in three equal installments on January 31, 2004, May 31, 2004 and September 30, 2004 and is contingent on Mr. Krivickas’ continued service to the Company. Mr. Douglas Zaccaro and Mr. Samuel J. Gallo each served as Co-Chief Executive Officer from May 5, 2003 until September 7, 2003, and each continued to receive a salary at the same annual rate during such period as immediately prior to assuming the Co-Chief Executive Officer position ($175,000 each). From January 1, 2003 until May 5, 2003, Stephen B. Butler served as Chief Executive Officer of the Company and received base salary payments from the Company for the period beginning January 1, 2003 and ending May 31, 2003 of $135,751. Mr. Zaccaro, Mr. Gallo nor Mr. Butler received a bonus for the year ended December 31, 2003. Mr. Krivickas, Mr. Zaccaro, Mr. Gallo and Mr. Butler were awarded options to purchase 420,000, 75,000, 60,000 and 150,000 shares of common stock, respectively, during the year ended December 31, 2003.

Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a per-person limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company’s most highly compensated officers. Section 162(m) does not, however, disallow a deduction for the qualified “performance based compensation” the material terms of which are disclosed to and approved by stockholders. The Company does not anticipate that the compensation for any of the Named Executive Officers will exceed $1,000,000 in the current taxable year, but intends to take appropriate action to comply with such regulations, if applicable, in the future.

Dr. James H. Simons
Dr. Howard L. Morgan

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

      Dr. Simons and Dr. Morgan served as the members of the Company’s Compensation Committee during the fiscal year ended December 31, 2003, and are both non-employee directors. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of April 1, 2004 concerning the ownership of Common Stock by (i) each person or “group” (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Named Executive Officers, (iii) each director and nominee for director of the Company and (iv) all directors and Named Executive Officers as a group (12 persons). Except as otherwise indicated, each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned.

	Shares Beneficially
	Owned(1)

Name and Address**	Number	Percent(2)

James H. Simons(3)	2,176,318	19.92%
Renaissance Technology Corp. 800 Third Avenue New York, New York 10022
Diker Management, LLC(4)	899,224	9.09%
745 Fifth Avenue Suite 1409 New York, NY 10151
Patrick J. Retzer(5)	655,841	6.63%
28798 Cramer Court Burlington, WI 53105
Stephen B. Butler	0	*
Joseph K. Krivickas(6)	70,000	*
Samuel J. Gallo	0	*
Alexander M. Levi	0	*
Gary Stickel	6,455	*
Douglas Zaccaro(7)	174,087	1.74%
Edmund F. Kelly(6)	37,797	*
John R. Levine(8)	205,699	2.07%
Howard L. Morgan(9)	92,039	*
Robert W. Powers, Jr.(6)	43,581	*
Jyoti Prakash(10)	34,624	*
All Directors and Executive Officers as a group (12 Persons)	2,840,601	26.59%

*	Represents beneficial ownership of less than 1% of the Company’s outstanding shares of Common Stock.

**	Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

(1)	The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at April 1, 2004 (9,889,931 shares), plus for each listed beneficial owner, any shares of Common Stock that the listed beneficial owner has the right to acquire within 60 days following April 1, 2004 pursuant to the conversion of preferred stock or the exercise of stock options.

(2)	For purposes of calculating the percentage of the outstanding shares of Common Stock on April 1, 2004 for each listed person, the number of shares of Common Stock outstanding includes shares that may be acquired by such person within 60 days of April 1, 2004 through the conversion of preferred stock or exercise of stock options but does not include shares that may be acquired by any other person through the conversion of preferred stock or exercise of stock options.

(3)	Includes (i) 286,666 shares of Common Stock owned by Dr. Simons, (ii) 806,973 shares of Common Stock owned by Bermuda Trust Company, as Trustee of certain trusts, including the Lord Jim Trust, for the benefit of Dr. Simons and the members of his family, but as to which Dr. Simons disclaims beneficial ownership, (iii) 48,100 shares of Common Stock owned by S-7 Associates, (iv) 52,922 shares of Common Stock which may be purchased within 60 days of April 1, 2004 upon the exercise of stock options (v) 819,657 shares of Series B Convertible Preferred Stock owned by S-7 Associates that is convertible into 819,657 shares of Common Stock and (vi) 162,000 shares of Series C Convertible Preferred Stock owned by S-7 Associates that is convertible into 162,000 shares of Common Stock.

(4)	Based solely on a Schedule 13G filed on behalf of Diker Management LLC (“Diker Management”) with the Securities and Exchange Commission on February 17, 2004. According to such Schedule 13G, Diker Management, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the investment manager of Diker Value-Tech Fund, LP, a Delaware limited partnership (the “Partnership”) and the investment manager of separately managed accounts (the “Managed Accounts”). The Partnership is a private investment partnership, the sole general partner of which is Diker GP, LLC, a Delaware limited liability company (“Diker GP”). As the sole general partner of the Partnership, Diker GP has the power to vote and dispose of the shares of Common Stock owned by the Partnership, and, accordingly, may be deemed the beneficial owner of such shares. Diker Management, as the investment manager of the Partnership and the Managed Accounts, may be deemed the beneficial owner of shares held by the Partnership and the Managed Accounts. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and in that capacity direct their operations.

(5)	Based solely on a Schedule 13G filed on behalf of Patrick J. Retzer with the Securities and Exchange Commission on February 2, 2004. According to such Schedule 13G, Patrick J. Retzer was the beneficial owner of 655,841 shares of Common Stock.

(6)	Shares of Common Stock which may be purchased within 60 days of April 1, 2004 upon the exercise of stock options.

(7)	Includes (i) 127,656 shares of Common Stock, which may be purchased within 60 days of April 1, 2004 upon the exercise of stock options, (ii) 42,731 shares of stock owned by Mr. Zaccaro, (iii) 2,700 shares owned jointly by Mr. Zaccaro and his spouse, and (iv) 1,000 shares owned for the benefit of Mr. Zaccaro’s minor children.

(8)	Includes (i) 55,581 shares of Common Stock which may be purchased within 60 days of April 1, 2004 upon exercise of stock options, and (ii) 150,118 shares of Common Stock owned by Dr. Levine.

(9)	Includes (i) 58,706 shares of Common Stock which may be purchased within 60 days of April 1, 2004 upon the exercise of stock options; (ii) 25,000 shares of Common Stock owned by Dr. Morgan; and (iii) 8,333 shares of Series C Convertible Preferred Stock owned by Dr. Morgan that is convertible into 8,333 shares of Common Stock.

(10)	Includes (i) 30,797 shares of common stock which may be purchased within 60 days of April 1, 2004, upon exercise of stock options, and (ii) 3,827 shares of Common Stock owned by Mr. Prakash.

PROPOSAL 2: APPROVAL OF THE STOCK PURCHASE PLAN AMENDMENT

      The Board has adopted, and is seeking stockholder approval of, an amendment (the “Stock Purchase Plan Amendment”) to the Company’s 1996 Employee Stock Purchase Plan, as amended (the “Stock Purchase Plan”), that would increase the number of shares of Common Stock available for purchase by eligible employees of the Company through the Stock Purchase Plan by 200,000 shares, from 700,000 shares to 900,000 shares.

Reasoning for the Stock Purchase Plan Amendment

      The Stock Purchase Plan became effective upon its adoption by the Board and the stockholders of the Company in February 1996 and was subsequently amended (i) upon approval of the Board and the stockholders of the Company in 1998; (ii) upon approval of the Board and the stockholders of the Company in 2000; (iii) upon approval of the Board and the stockholders of the Company in 2001; and (iv) upon approval of the Board and the stockholders of the Company in 2003. As of April 1, 2004, only 6,346 shares remained available for purchase under the Stock Purchase Plan. On March 22, 2004, the Board approved the Stock Purchase Plan Amendment increasing the number of shares that can be sold under the Stock Purchase Plan by 200,000 shares, subject to stockholder approval. Encouraging employees to acquire equity ownership in the Company assures a closer alignment of the interests of the participants in the Stock Purchase Plan with those of the Company’s stockholders. In addition, since the sale price of shares under the Stock Purchase Plan is 85% of the market value of such shares on the first or last day of an offering period, whichever is lower, the dilutive effect of shares issued under the Stock Purchase Plan is generally substantially less than for shares issued under the Company’s Stock Option Plans. The Board believes that a key feature of the Stock Purchase Plan is that it assists the Company in attracting and retaining employees who are responsible for leading the Company amid a competitive market for financial, technical, marketing and sales personnel. The proposed increase in the number of shares of Common Stock available for sale under the Stock Purchase Plan would enable the Company to continue the use of the Stock Purchase Plan, which it believes is a valuable tool for attracting and retaining key personnel and aligning the interests of the participating employees with those of the Company’s stockholders. On April 1, 2004, the closing price of the Common Stock as reported on the Nasdaq Small Cap Stock Market was $4.00 per share. Based on the last reported sale price on the Nasdaq Small Cap Stock Market on April 1, 2004 ($4.00 per share), the maximum aggregate market value of the additional 200,000 shares reserved for issuance under the Stock Purchase Plan would be $800,000.

      At the Annual Meeting, the stockholders of the Company will be asked to approve the Stock Purchase Plan Amendment described above. Approval by the stockholders of the Company is required for the Stock Purchase Plan, as so amended, to qualify for favorable treatment under the Code.

Summary of the Stock Purchase Plan

      The following description of material terms of the Stock Purchase Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the amended Stock Purchase Plan (including the Stock Purchase Plan Amendment).

      The Stock Purchase Plan provides that all employees of the Company who have been employed for at least three months by the Company and work at least 20 hours per week and at least five months per calendar year are eligible to participate in the Stock Purchase Plan, except for persons who are deemed under Section 423(b)(3) of the Code to own 5% or more of the voting stock of the Company. As of April 1, 2004, the Company had approximately 186 full-time employees. The Stock Purchase Plan is administered by the Compensation Committee.

      The Stock Purchase Plan provides for two “purchase periods” within each year, the first commencing on February 16 of each year and continuing through August 15 of such year, and the second commencing on August 16 of each year and continuing through February 15 of the following year. Eligible employees may elect to become participants in the Stock Purchase Plan by enrolling prior to each semi-annual date for the granting of an option to purchase shares under the Stock Purchase Plan. Shares are purchased through the accumulation of payroll deductions of not less than 1% nor more than 10% of each participant’s compensation. The maximum number of shares of Common Stock that can be purchased under the Stock Purchase Plan during any one calendar year is that number having an aggregate fair market value of $25,000 on the first day of the purchase period pursuant to which the shares are purchased. The number of shares to be purchased is determined by dividing the participant’s balance in the plan account on the last day of the purchase period by the purchase price per share for the stock. The purchase price per share will be the lower of 85% of the fair market value of the Common Stock as of either the beginning or ending the date of the semi-annual purchase period of shares for the participant’s account. An option granted under the Stock Purchase Plan is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in the offering at any time during the offering period, except for blackout periods, and participation automatically ceases on termination of employment with the Company.

      The number of shares that are reserved for issuance under the Stock Purchase Plan is subject to adjustment for stock splits and similar events. The proceeds received by the Company from exercise under the Stock Purchase Plan will be used for the general purposes of the Company. Shares issued under the Stock Purchase Plan may be authorized but unissued or shares reacquired by the Company and held in its treasury.

      The Stock Purchase Plan shall remain in full force and effect for a term of twenty years from the most recent amendment unless sooner terminated by the Board. The Board may at any time or times amend or revise the Stock Purchase Plan for any purposes which may at any time be permitted by law, or may at any time terminate the Stock Purchase Plan. No amendment of the Stock Purchase Plan may adversely affect the rights of any recipient of any option previously granted without such recipient’s consent.

Federal Income Tax Considerations under the Stock Purchase Plan

      The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the Stock Purchase Plan or when purchasing the shares of Common Stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

      The following is a summary of the federal income tax consequences resulting from acquiring stock under the Stock Purchase Plan:

If shares acquired under the Stock Purchase Plan are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) 15% of the fair market value of the Common Stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee’s basis in the shares (i.e., the employee’s purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he or she has held the shares for at least 12 months. No deduction is allowed to the Company.

If shares acquired under the Stock Purchase Plan are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee’s purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee’s basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.

Stock Purchase Plan Benefits

      No employee of the Company has purchased shares of Common Stock out of the additional 200,000 shares of Common Stock that may be purchased by eligible employees under the Stock Purchase Plan if the Stock Plan Amendment is adopted by the stockholders. Accordingly, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the Stock Purchase Plan as amended by the Stock Plan Amendment are not determinable.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth a summary of the Company’s equity compensation plans as of December 31, 2003:

	Number of Securities			Number of Securities
	to be Issued upon		Weighted-average	Remaining Available
	Exercise of		Exercise Price of	for Future Issuance
	Outstanding Options,		Outstanding Options,	under Equity
Plan Category	Warrants and Rights		Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	2,270,266	(1)(2)	$5.79	607,014
Equity compensation plans not approved by security holders	1,046,457	(3)	$6.08	145,128

Totals	3,316,723		$5.89	752,142

(1)	Consists of the 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan, as amended.

(2)	Does not include purchase rights accruing under the Stock Purchase Plan because the purchase price (and, therefore, the number of shares to be purchased) will not be determined until the end of the offering period.

(3)	Consists of the 1998 Non-Qualified Stock Option and Grant Plan, as amended.

Vote Required For Approval

      A quorum being present, the affirmative vote of a majority of the votes cast affirmatively or negatively is necessary under the By-laws of the Company and under the Nasdaq Small Cap Stock Market rules for the approval of the Stock Purchase Plan Amendment.

Recommendation

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE STOCK PURCHASE PLAN AMENDMENT.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

      The Company has appointed the accounting firm of Grant Thornton LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2004. Grant Thornton LLP has served the Company in such capacity since February 2000.

      Although the Company is not required to submit the ratification and approval of the selection of its accountants to a vote of stockholders, the Board believes it is sound policy and in the best interests of the stockholders to do so. In the event that ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants is not obtained at the Annual Meeting, the Board will reconsider its appointment. The Company expects that representatives of Grant Thornton LLP will be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

Vote Required For Approval

      A quorum being present, the affirmative vote of a majority of the votes cast affirmatively or negatively is necessary to ratify the appointment of the independent public accountants.

Recommendation

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Commission and the NASDAQ Stock Market. Officers, directors and greater than 10% shareholders are required by applicable regulations to furnish the Company with copies of all reports filed by such persons pursuant to Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Based solely on its review of the copies of such reports received by it, the Company believes that, for the fiscal year ended December 31, 2003, none of its officers, directors and such 10% beneficial owners timely complied with such Section 16(a) filing requirements applicable to them. All filings for such period required to be made by the Company’s existing directors and executive officers have been made.

OTHER MATTERS

Expenses of Solicitation

      The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

Stockholder Proposals

      Any stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act and intended to be presented at the Company’s 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company at the principal executive office of the Company on or before January 1, 2005, to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with such meeting.

      Any stockholder proposals intended to be presented at the Company’s 2005 Annual Meeting, other than a stockholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act, must be received in writing by the Secretary of the Company, together with all supporting documentation required by the Company’s By-laws, at the principal executive office of the Company no later than the close of business on April 8, 2005, nor earlier than March 9, 2005. Proxies solicited by the Board will confer discretionary voting authority with respect to any such proposals subject to SEC rules governing the exercise of this authority.

Stockholder Communications with the Board.

      Any stockholder desiring to send communications to the Board, or any individual director, may forward such communication to the following address: Segue Software, Inc., 201 Spring Street, Lexington, MA 02421, Attention: Chief Financial Officer. The Chief Financial Officer of the Company will collect and organize all such communications and forward them to the Board and any such individual director.

Other Matters

      The Board does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

      A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE Year Ended December 31, 2003 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2004, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO DOUGLAS ZACCARO, CHIEF FINANCIAL OFFICER AND TREASURER, SEGUE SOFTWARE, INC., 201 SPRING STREET, LEXINGTON, MASSACHUSETTS 02421.

      REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

EXHIBIT A

SEGUE SOFTWARE, INC.

Amended and Restated Audit Committee Charter

(Adopted by the Board of Directors at a meeting held on March 22, 2004)

General Statement of Purpose

      The purposes of the Audit Committee of the Board of Directors (the “Audit Committee”) of Segue Software, Inc. (the “Company”) are to:

•	oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

•	take, or recommend that the Board of Directors of the Company (the “Board”) take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and

•	prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Composition

      The Audit Committee shall consist of at least three (3) members of the Board, each of whom must (1) be “independent” as defined in Rule 4200(a)(15) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (“NASD”); (2) meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act; and (3) not have participated in the preparation of the financial statements of the Company or a current subsidiary of the Company at any time during the past three years.

      Notwithstanding the foregoing, one director who (1) is not “independent” as defined in Rule 4200 under the Marketplace Rules of the NASD; (2) satisfies the criteria for independence set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder; and (3) is not a current officer or employee or a Family Member of such officer or employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve on the Audit Committee for more than two years and may not chair the Audit Committee.

      Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. One or more members of the Audit Committee may qualify as an “audit committee financial expert” under the rules promulgated by the SEC.

      The Nominating and Corporate Governance Committee shall recommend to the Board nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

Compensation

      A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly from the Company any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

Meetings

      The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent. The Chairman of the Audit Committee, in consultation with the other committee members, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

Responsibilities and Authority

Review of Charter

•	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

Annual Performance Evaluation of the Audit Committee

•	At least annually, the Audit Committee shall evaluate its own performance and report the results of such evaluation to the Board.

Matters Relating to Selection, Performance and Independence of Independent Auditor

•	The Audit Committee shall be directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•	The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•	The Audit Committee shall instruct the independent auditor that the independent auditor shall report directly to the Audit Committee.

•	The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-

approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•	The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•	The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•	The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report or reports from the independent auditor describing (1) the auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditors, and any steps taken to address any such issues, and (3) in order to assess the auditor’s independence, all relationships between the independent auditor and the Company;

•	review and evaluate the performance of the independent auditor and the lead partner; and

•	assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

•	The Audit Committee may recommend to the Board polices with respect to the potential hiring of current or former employees of the independent auditor.

Audited Financial Statements and Annual Audit

•	The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditor and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

•	The Audit Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

•	The Audit Committee must review:

i.)	analyses prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditor. The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

ii.)	major issues as to the adequacy of the Company’s internal controls and any special audit steps in light of material control deficiencies; and

iii.)	major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

•	The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

•	The Audit Committee shall review and discuss with the independent auditor any audit problems or difficulties and management’s response thereto. This review shall include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information, and (2) any significant disagreements with management.

•	The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended (“SAS 61”).

•	The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

•	If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor’s independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

•	The Audit Committee shall prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

Procedures for Addressing Complaints and Concerns

•	The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

Regular Reports to the Board

•	The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

Additional Authority

      The Audit Committee is authorized, on behalf of the Board, to do any of the following as it deems necessary or appropriate:

Engagement of Advisors

•	The Audit Committee may engage independent counsel and such other advisors it deems necessary or advisable to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

Conflicts of Interest

•	The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee shall be required for all such transactions.

General

•	The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

•	The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

•	In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•	The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

•	The Audit Committee is authorized to incur such ordinary administrative expenses as are necessary or appropriate in carrying out its duties.

      Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. In addition, it is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations or the Company’s Code of Business Conduct and Ethics.

REVOCABLE PROXY/VOTING INSTRUCTION CARD

SEGUE SOFTWARE, INC.

201 Spring Street
Lexington, MA 02421

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD June 7, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Joseph K. Krivickas and Douglas Zaccaro, and each of them, as proxies of the undersigned (the “Proxies”), with full power to substitute, and authorizes each of them to represent and to vote all shares of [common stock][series B preferred stock][series C preferred stock], par value $.01 per share of Segue Software, Inc. (the “Company”) held by the undersigned at the close of business on May 7, 2004, at the 2004 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s headquarters at 201 Spring Street Lexington, Massachusetts 02421 on Monday, June 7, 2004 at 10:00 a.m., Boston time, and at any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 2003 Annual Report to Stockholders. This Proxy may be revoked at any time before it is exercised.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, the undersigned’s vote will be cast “FOR” the proposals in paragraphs 1, 2 and 3. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. A stockholder wishing to vote in accordance with the recommendation of the Board of Directors of the Company need only sign and date this Proxy and return it to the Company.

PLEASE SIGN AND DATE THIS PROXY ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED

ENVELOPE.

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Stockholders
SEGUE SOFTWARE, INC.

June 7, 2004

Please Detach and Mail in the Envelope Provided

Please mark your ☒ votes as in this

	FOR	WITHHELD FOR ALL
1. To elect the nominees listed at right to the Board of Directors to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.	☐	☐	Nominees Joseph K. Krivickas John R. Levine Howard L. Morgan Robert W. Powers, Jr. Jyoti Prakash James H. Simons

☐

For all nominees except as noted above

	FOR	AGAINST	WITHHELD
2. To approve an Amendment to the Stock Purchase Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. To ratify the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon any other matters that may be properly brought before the Annual Meeting and any adjournments or postponements thereof.

Signature	Date	Signature	Date

NOTE: For joint accounts, each owner should sign. Executors, administrators, trustees, corporate officers and others acting in a representative capacity should give full title or authority.